Exhibit 3.4

SECOND AMENDED AND RESTATED Bylaws

of

SERINA THERAPEUTICS, INC.

an Alabama corporation

SECOND AMENDED AND RESTATED BYLAWS

OF

SERINA THERAPEUTICS, INC.

AN ALABAMA CORPORATION

ARTICLE 1

OFFICES

Section 1.1 Principal Office. The principal office of Serina Therapeutics, Inc. (the “Corporation”) shall be located in Madison County, Alabama, or such other place as may be determined by the board of directors of the Corporation (the “Board”). The Corporation may have such other offices, within and without the State of Alabama, as the Board may determine or as the business of the Corporation may require.

Section 1.2 Registered Office and Agent. The registered office of the Corporation, required by the Alabama Business Corporation Law, as may be amended, restated, recodified, or replaced (the “ABCL”) to be maintained in the State of Alabama, may, but need not be, the same as its principal office in the State of Alabama. The Board may change the Corporation’s registered office, and the Corporation’s registered agent thereat, from time to time in the manner specified by the ABCL.

ARTICLE 2
STOCKHOLDERS

Section 2.1 Annual Meetings. Unless directors are elected by written consent in lieu of an annual meeting, the annual meeting of the stockholders of the Corporation shall be held in the month of December in each year if not a legal holiday in the State of Alabama, and if a legal holiday, then on the next succeeding business day not a legal holiday, at 12:00 p.m., or at such other date and time as shall be designated from time to time by the Board and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated herein for the annual meeting of the stockholders, or at any adjournment thereof, the Board shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be conveniently held.

Section 2.2 Special Meetings. Special meetings of the stockholders may be called by, or at the direction of, the Board, in the manner specified by the ABCL and these bylaws.

Section 2.3 Place of Meetings. Unless the Board determines to hold the meeting solely by means of remote participation in accordance with Section 10A-2A-7.09(c) of the ABCL, annual and special meetings shall be held at the principal office of the Corporation in the State of Alabama, or at such other place, within or without the State of Alabama, as may be designated by the Board and stated in the notice of the meeting.

Section 2.4 Action by Stockholders without a Meeting.

(a) Any action required or permitted by the ABCL to be taken at a stockholders’ meeting may be taken without a meeting, and without prior notice, if one or more consents in writing setting forth the action so taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares of stock entitled to act on the action were present and voted. The action shall be evidenced by one or more written consents describing the action taken, signed by the stockholders approving the action and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

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(b) No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest date on which a consent is delivered to the Corporation as required by this Section, written consents signed by sufficient stockholders to take the action have been delivered to the Corporation. A written consent may be revoked by a writing to that effect delivered to the Corporation before unrevoked written consents sufficient in number to take the corporate action have been delivered to the Corporation.

(c) A consent signed pursuant to the provisions of this Section has the effect of a vote taken at a meeting and may be described as such in any document. Unless a resolution of the Board provides for a reasonable delay to permit tabulation of written consents, the action taken by written consent shall be effective when written consents signed by sufficient stockholders to take the action have been delivered to the Corporation.

(d) If the ABCL requires that notice of a proposed action be given to nonvoting stockholders and the action is to be taken by written consent of the voting stockholders, the Corporation shall give its nonvoting stockholders written notice of the action not more than 10 days after (i) written consents sufficient to take the action have been delivered to the Corporation, or (ii) any later date that tabulation of consents is completed pursuant to an authorization under Section 2.4(c). The notice must reasonably describe the action taken and contain or be accompanied by the same material that, under any provision of the ABCL, would have been required to be sent to nonvoting stockholders in a notice of a meeting at which the proposed action would have been submitted to the stockholders for action.

(e) If action is taken by less than unanimous written consent of the voting stockholders, the Corporation shall give its nonconsenting voting stockholders written notice of the action not more than 10 days after (i) written consents sufficient to take the action have been delivered to the Corporation, or (ii) any later date that tabulation of consents is completed pursuant to an authorization under Section 2.4(c). The notice must reasonably describe the action taken and contain or be accompanied by the same material that, under any provision of the ABCL, would have been required to be sent to voting stockholders in a notice of a meeting at which the proposed action would have been submitted to the stockholders for action.

(f) The notice requirements in Sections 2.4(d) and (e) shall not delay the effectiveness of actions taken by written consent, and a failure to comply with those notice requirements shall not invalidate actions taken by written consent.

Section 2.5 Notice of Meetings.

(a) The Corporation shall notify stockholders in writing of the date, time, and place of each annual and special stockholders’ meeting no fewer than 10 nor more than 60 days before the meeting date. If the Board has authorized participation by means of remote communication pursuant to Section 2.9 for the holders of any class or series of stock, the notice to the holders of that class or series of stock must describe the means of remote communication to be used. The notice must include the record date for determining the stockholders entitled to vote at the meeting. Unless the ABCL requires otherwise, the Corporation, or other persons calling the meeting, are required to give notice only to stockholders entitled to vote at the meeting.

(b) Unless the ABCL requires otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

(c) Notice of a special meeting shall include a description of the purpose or purposes for which the meeting is called.

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(d) If not otherwise fixed under Section 10A-2A-7.03 or Section 10A-2A-7.07 of the ABCL, the record date for determining stockholders entitled to notice of and to vote at an annual or special stockholders’ meeting is the day before the first notice is delivered to the stockholders.

(e) If an annual or special stockholders’ meeting is adjourned to a different place, if any, date, or time, notice need not be given of the new place, if any, date, or time is announced at the meeting before adjournment. However, if a new record date for the adjourned meeting is or must be fixed in the manner specified under the ABCL, notice of the adjourned meeting shall be given to persons who are stockholders as of the new record date.

Section 2.6 Waiver of Notice. A stockholder may waive any notice required by the ABCL, the Certificate of Incorporation of the Corporation (the “Certificate”), or these bylaws, including, without limitation, any required notice of the time, place (if any) or purpose of any annual or special meeting of stockholders of the Corporation, before or after the date and time stated in the notice, in the manner provided for making such waiver in the ABCL. Unless another method is specified by the ABCL, the waiver shall be in writing, be signed by the stockholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A stockholder’s attendance at a meeting shall constitute a waiver of objections to lack of or defective notice of a stockholders’ meeting or to consideration of particular matters at the meeting, in each case to the extent provided in the ABCL.

Section 2.7 Record Date. The Board may fix or provide the manner of fixing the record date for one or more voting groups in order to determine the stockholders entitled to notice of a stockholders’ meeting, to demand a special meeting, to vote, or to take any other action. A record date may not be more than 70 days before the meeting or action requiring a determination of stockholders and may not be retroactive. A determination of stockholders entitled to notice of or to vote at a stockholders’ meeting is effective for any adjournment of the meeting unless the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If not otherwise fixed in the manner specified under the ABCL, the record date for determining stockholders entitled to notice of and to vote at an annual or special stockholders’ meeting is the close of business on the day before the date of the first notice to stockholders.

Section 2.8 Conduct of Stockholders’ Meeting. A meeting of the stockholders shall be conducted as follows:

(a) At each meeting of the stockholders, a chair shall preside. The chair shall be appointed by the Board.

(b) The Board shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting.

(c) The chair of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes nor any revocations or changes to ballots, proxies or votes may change.

Section 2.9 Remote Participation in Stockholders’ Meetings; Meetings Held Solely by Remote Participation.

(a) Stockholders of any class or series of stock may participate in any meeting of stockholders by means of remote communication to the extent the Board authorizes participation for that class or series. Participation as a stockholder by means of remote communication shall be subject to guidelines and procedures as the Board adopts and shall be in conformity with Section 2.9(b).

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(b) Stockholders participating in a stockholders’ meeting by means of remote communication shall be deemed present and may vote at the meeting if the Corporation has implemented reasonable measures: (i) to verify that each person participating remotely as a stockholder is a stockholder; and (ii) to provide stockholders participating remotely a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meetings, substantially concurrently with the proceedings.

(c) The Board may determine that any meeting of stockholders shall not be held at any place and shall instead be held solely by means of remote communication, but only if the Corporation implements the measured described in Section 2.9(b).

Section 2.10 Stockholders’ List for Meeting. After a record date is fixed for a meeting, the Corporation shall prepare an alphabetical list of the names of all its stockholders who are entitled to notice of a stockholders’ meeting. The list shall be arranged by voting group (and within each voting group by class or series of shares) and show the address of and number of shares held by each stockholder. The Corporation is not required to include the electronic mail address or other electronic contact information of a stockholder in the list. The stockholders’ list shall be available for inspection by any stockholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, (i) at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. A stockholders’ list for voting shall be similarly available for inspection promptly after the record date for voting. A stockholder, his or her agent, or attorney is entitled on written demand to inspect and, for a proper purpose, to copy the list, during regular business hours and at his or her expense, during the period it is available for inspection. The Corporation shall make the stockholders’ list available at the meeting, and any stockholder, his or her agent, or attorney is entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the stockholders’ list shall not affect the validity of action taken at the meeting. The stock transfer records of the Corporation shall be prima facie evidence as to who are the stockholders entitled to examine the stockholders’ list or transfer records or to vote at any meeting of stockholders.

Section 2.11 Voting Entitlement of Shares.

(a) Except as otherwise provided in Section 2.11(b) or (c) or unless the Certificate provides otherwise, each outstanding share, regardless of class, is entitled to one vote on each matter submitted to a vote at a stockholders’ meeting. Only stock is entitled to vote.

(b) The shares of the Corporation are not entitled to vote if they are owned directly, or indirectly through an entity of which a majority of the voting power is held directly or directly by the Corporation or which is otherwise controlled by the Corporation. For purposes of this Section 2.11, “voting power” means the current power to vote in the election of the directors of a corporation or to elect, select or appoint governing persons of another entity.

(c) Section 2.11(b) does not limit the power of the Corporation to vote any of its own shares held by it in a fiduciary capacity.

(d) Redeemable stock is not entitled to vote after delivery of a written notice of redemption is effective and a sum sufficient to redeem the stock has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of stock.

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Section 2.12 Proxies. A stockholder may vote the stockholder’s shares in person or by proxy. A stockholder may appoint, either personally or by the stockholder’s attorney-in-fact, a proxy to vote or otherwise act for the stockholder in the manner and with the effect provided therefor in the ABCL.

Section 2.13 Quorum; Vote Required Generally.

(a) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Certificate or the ABCL provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. Once a share is represented for any purpose at a meeting, it is, unless established to the contrary, presumed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be fixed for that adjourned meeting.

(b) If a quorum exists, action on a matter (other than the election of directors for which provision is made in Section 2.14) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Certificate or the ABCL requires a greater number of affirmative votes. An amendment of the Certificate adding, changing, or deleting a quorum or voting requirement for a voting group greater than specified must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever is greater.

Section 2.14 Voting for Directors; No Cumulative Voting. Directors shall be elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present when the vote is taken. Stockholders do not have a right to cumulate their votes for directors.

ARTICLE 3
BOARD OF DIRECTORS

Section 3.1 General Powers. All corporate powers shall be exercised by or under authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board, subject to any limitation set forth in the Certificate or a stockholder agreement authorized under the ABCL.

Section 3.2 Qualifications of Directors. A director shall be a natural person of the age of at least 19 years but need not be a resident of the State of Alabama or a stockholder of the Corporation.

Section 3.3 Number and Election of Directors; Terms of Directors. The number of directors constituting the Board shall be no less than one nor more than seven, the exact number within such range to be determined by resolution of the Board. The minimum and maximum number of directors may be increased or decreased from time to time by resolution of the Board. The terms of the initial directors of the Corporation expire at the first stockholders’ meeting at which directors are elected. Thereafter, directors shall hold office until the next succeeding annual meeting of stockholders and until their successors shall have been elected and qualified.

Section 3.4 Resignation of Directors. A director may resign at any time by delivering a written notice of resignation to the Board or its chair, to the secretary, or to the Corporation.

Section 3.5 Removal of Directors by Stockholders.

(a) The stockholders may remove one or more directors with or without cause.

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(b) If a director is elected by a voting group of stockholders, only the stockholders of that voting group may participate in the vote to remove that director.

(c) A director may be removed if the number of votes cast to remove exceeds the number of votes cast not to remove the director.

(d) A director may be removed by the stockholders only at a meeting called for the purpose of removing the director and the meeting notice must state that removal of the director is the purpose of the meeting.

Section 3.6 Vacancies.

(a) If a vacancy occurs in the Board, including a vacancy resulting from an increase in the number of directors:

(i) the stockholders may fill the vacancy; or

(ii) the Board may fill the vacancy; or

(iii) if the directors remaining in office are less than a quorum, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

(b) If the vacant office was held by a director elected by a voting group of stockholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the stockholders, and only the remaining directors elected by that voting group, even if less than a quorum, are entitled to fill the vacancy if it is filled by the directors.

(c) A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date as provided by the ABCL or otherwise) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

Section 3.7 Compensation of Directors. The Board may fix the compensation or manner of determination thereof of the directors and provide, either generally or in specific instances, for payment or reimbursement of expenses of directors in performance of their duties as directors. No payment of compensation or expenses shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.8 Meetings; Notice of Meetings.

(a) Meetings of the Board, or committees thereof, regular or special, may be held either within or without the State of Alabama.

(b) A regular meeting of the Board shall be held without notice immediately after, and at the same place as, the annual meeting of stockholders. Other regular meetings may be held upon such notice, if any, and at such times and places as shall be determined by the Board. Special meetings of the Board may be called by the chief executive officer, any vice president or by any two directors.

(c) Notice of any meeting of directors for which notice is required shall be preceded by at least two days’ notice of the date, time, and place of the meeting.

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(d) Notice of any meeting of directors for which notice is required may be given by any method of delivery, except that electronic transmissions must be in accordance with the applicable provisions of the ABCL. Notices to a director shall be effective at the earliest of the following:

(i) If in a physical form, the earliest of when it is actually received, or when it is left at a director’s residence or usual place of business;

(ii) If mailed postage prepaid and correctly addressed to a director, the earliest of when it is actually received, or: (1) if sent by registered mail or certified mail, return receipt requested, the date shown on the return receipt signed by or on behalf of the addressee; or (2) five days after it is deposited in the United States mail;

(iii) If faxed, when transmitted to a facsimile number designated by a director for the purpose of receiving notices;

(iv) If emailed, when transmitted to an email address designated by a director for the purpose of receiving electronic notices;

(v) If sent by other means of electronic transmission, when (1) it enters an information processing system that a director has designated or uses for the purpose of receiving electronic notices, and from which the director is able to retrieve the electronic transmission; and (2) it is in a form capable of being processed by that system; or

(vi) If oral, when communicated.

(e) Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting.

(f) Any or all members of the Board or any committee designated thereby may participate in a regular or special meeting of the Board or such committee by, or conduct such meeting through the use of, any means of communication by which all persons participating may simultaneously hear each other during the meeting. A director participating in a meeting of the Board or any committee by this means is deemed to be present at such meeting.

Section 3.9 Action without a Meeting. Any action required or permitted by the ABCL to be taken at a meeting of the Board or a committee thereof may be taken without a meeting if the action is taken by all members of the Board or of the committee, as the case may be. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member, as the case may be, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 3.9 is effective when the last director or committee member, as the case may be, signs the consent, unless the consent specifies a different effective date. A consent signed under this Section 3.9 has the effect of a meeting vote and may be described as such in any document.

Section 3.10 Waiver of Notice.

(a) A director or member of a committee may waive any notice required by the ABCL, the Certificate, or these bylaws before or after the date and time stated in the notice. Except as provided by Section 3.10(b), the waiver must be in writing, signed by the director or member of a committee entitled to notice, and filed with the minutes or corporate records.

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(b) A director’s or committee member’s attendance at or participation in a meeting:

(i) waives objection to lack of any required notice to such director or committee member or defective notice of the meeting unless the director or committee member, as the case may be, at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting; and

(ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, if required, unless the director or committee member, as the case may be, objects to considering the matter before action is taken on the matter.

Section 3.11 Quorum and Voting.

(a) Unless the ABCL provides otherwise, a quorum of the Board shall consist of a majority of the fixed number of directors prescribed, or if no number is prescribed, the number of directors in office immediately prior to the meeting. A quorum of a committee of the directors shall consist of a majority of the members of the committee.

(b) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors or committee members present is the act of the Board or committee, respectively, except as otherwise provided in the ABCL. A director or committee member is, unless established to the contrary, presumed present for quorum purposes for the remainder of a meeting at which he or she has been present for any purpose.

(c) A director who is present at a meeting of the Board or a committee of the Board when corporate action is taken is deemed to have assented to the action taken unless:

(i) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting or, as to a matter required under the Certificate or these bylaws to be included in the notice of the purpose of the meeting, he or she objects before action is taken on the matter;

(ii) his or her dissent or abstention from action taken is entered in the minutes of the meeting; or

(iii) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 3.12 Committees. The Board may create one or more committees and appoint members of the Board to serve on them. Each committee may have one or more members, who serve at the pleasure of the Board. The creation of a committee and appointment of members to it shall be approved by the greater of (i) a majority of all the directors in office when the action is taken or (ii) the number of directors required by the Certificate or these bylaws to take such action. The provisions of the Certificate and these bylaws which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board, apply to committees and their members as well. To the extent specified by the Board or in the Certificate or these bylaws, each committee may exercise the authority of the Board. A committee may not however: authorize distributions; approve or propose to stockholders action that the ABCL requires be approved by stockholders; fill vacancies on the Board or on any of its committees; amend or restate the Certificate; adopt, amend, or repeal bylaws; approve a plan of merger not requiring stockholder approval; authorize or approve reacquisition of shares, except according to formula or method prescribed by the Board; or authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board may authorize a committee (or a senior executive officer of the Corporation) to do so within limits specifically prescribed by the Board. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

ARTICLE 4
OFFICERS

Section 4.1 Positions. The officers of the Corporation shall be elected by the Board and shall consist of a chief executive officer and such other officers and assistant officers as may be deemed necessary by the Board. Any two or more offices may be held by the same person. The Board may select a person to serve as chairman of the Board who shall serve at the pleasure of the Board and that person shall preside at all meetings of the Board and at meetings of the stockholders of the Corporation; however, the chief executive officer shall preside at any meeting of the Board and any meeting of the stockholders of the Corporation from which the chairman of the Board is absent.

Section 4.2 Election and Term of Office. The first officers of the Corporation shall be elected by the Board at the first meeting of the Board. Each officer shall hold office at the pleasure of the Board or until such officer’s death or such officer shall resign or shall have been removed in the manner hereinafter provided.

Section 4.3 Vacancies. A vacancy in any office may be filled by the Board.

Section 4.4 Resignation and Removal of Officers. An officer may resign at any time by giving written notice to the Corporation. A resignation is effective when the notice is given unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. The Board may remove any officer at any time with or without cause.

Section 4.5 Contract Rights of Officers. The appointment of an officer does not itself create contract rights. An officer’s removal does not affect the officer’s contract rights, if any, with the Corporation. An officer’s resignation does not affect the officer’s contract rights, if any, with the Corporation.

Section 4.6 Duties of Officers. The officers of the Corporation, if and when elected by the Board, shall have the following duties:

(a) CHIEF EXECUTIVE OFFICER. The chief executive officer shall, subject to the direction of the chairman of the Board or the Board, have general and active management and control of the business and operations of the Corporation. The chief executive officer shall see that all orders and resolutions of the Board are carried into effect. The chief executive officer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. In general, the chief executive officer shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the chairman of the Board or the Board from time to time. The chief executive officer may also be referred to as the “chief executive officer and president” of the Corporation.

(b) CHIEF OPERATING OFFICER. The chief operating officer of the Corporation shall be responsible for managing the day-to-day activities of the Corporation. In general, the chief operating officer shall perform all duties incident to the office of chief operating officer and such other duties as from time to time may be assigned to the chief operating officer by the chief executive officer or by the Board. In the absence of the chief executive officer or in the event of the chief executive officer’s death or inability to act, the chief operating officer shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer.

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(c) CHIEF SCIENTIFIC OFFICER. The chief scientific officer of the Corporation and, subject to the direction of the Board and the chief executive officer, shall have the general and active management, supervision and control of the biotechnology, medical and scientific technology of the Corporation. As part of those duties, the chief scientific officer shall manage the licensing, patents, trade secrets and other intellectual property and the employees engaged in research and development activities related to the Corporation as it pertains to the biotechnology, medical and scientific technology of the Corporation. In general, the chief scientific officer shall perform all duties incident to the office of chief scientific officer and such other duties as may be prescribed by the Board from time to time.

(d) VICE PRESIDENTS. In the absence of the chief executive officer and the chief operating officer, or in the event of the chief executive officer’s and the chief operating officer’s deaths or inability to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order determined by the Board) shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer. Any vice president may sign certificates for shares of the Corporation and deeds, mortgages, bonds, contracts or other instruments on behalf of the Corporation, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation and shall perform such other duties as from time to time may be assigned to the vice president by the chief executive officer or by the Board.

(e) SECRETARY. The secretary shall prepare and keep the minutes of the proceedings of the stockholders and of the Board in one or more books provided for that purpose; have responsibility for authenticating records of the Corporation; see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; be custodian of the corporate records and of the seal of the Corporation; see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; sign with the chief executive officer, the chief operating officer, any vice president, or the treasurer certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board; have general charge of the stock transfer books of the Corporation; and in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to the secretary by the chief executive officer, the chief operating officer, any vice president or the Board. If there is no treasurer of the Corporation, the secretary shall assume the authority and duties of treasurer.

(f) TREASURER OR CHIEF FINANCIAL OFFICER. The treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as may be designated by the Board, and in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to the treasurer by the chief executive officer, the chief operating officer, any vice president or the Board. The treasurer may sign certificates for shares of the Corporation. If required by the Board, the treasurer shall give a bond for the faithful discharge of such treasurer’s duties in such sum and with such surety or sureties as the Board shall determine. The treasurer may also be known as the chief financial officer of the Corporation.

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(g) ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretary, or if there shall be more than one, the assistant secretaries in the order determined by the Board, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in the order determined by the Board, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The Board may require any assistant treasurer to give a bond for the faithful discharge of such assistant treasurer’s duties in such sum and with such surety or sureties as the Board shall determine. The assistant secretaries and assistant treasurers shall all perform such other duties as shall be assigned to them by the secretary and treasurer, respectively, or by the chief executive officer, the chief operating officer, any vice president, or the Board.

Section 4.7 Compensation. The compensation of the officers shall be fixed from time to time by the Board, and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the Corporation.

ARTICLE 5
CERTIFICATES REPRESENTING SHARES

Section 5.1 Certificates Representing Shares.

(a) Stock may, but need not, be represented by certificates. Unless otherwise expressly provided by the ABCL or other applicable law, the rights and obligations of stockholders are identical regardless of whether their stock is represented by certificates.

(b) If the Corporation’s stock is certificated, certificates representing shares of the Corporation shall be in such form as shall be determined by the Board and shall be in accordance with the ABCL. Such certificates shall be signed by the chief executive officer, any vice president, or the treasurer, and by the secretary, an assistant vice president, an assistant secretary, or an assistant treasurer, and sealed with the corporate seal or a facsimile thereof. The signature of any one of these officers upon a certificate may be a facsimile if the certificate is manually signed by another of such officers. The signatures of both of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, other than the Corporation itself or one of its employees. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer at the date of its issue.

(c) Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number and class of shares and date of issue, shall be entered on the stock transfer books of the Corporation.

(d) No certificate shall be issued in bearer form.

(e) All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board may prescribe.

Section 5.2 Legends on Certificates. Any written restriction on the transfer of or registration of transfer of shares of the Corporation is valid and enforceable if noted conspicuously on the front or back of the certificate representing such shares, or if not so noted, such restriction is enforceable against a person with actual knowledge thereof. In addition, if the Corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board to determine variations for future series) must be set forth or summarized on the front or back of each certificate, or each certificate may state conspicuously on its front or back that the Corporation will furnish the stockholders this information on request in writing and without charge.

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Section 5.3 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by such person’s legal representative, who shall furnish proper evidence of authority to transfer, or by such person’s attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Section 5.4 Lost, Stolen, Destroyed, or Mutilated Certificates. The Board may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the Board, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

Section 5.5 Uncertificated Shares.

(a) The Board may authorize the issuance of some or all of the shares of stock of any of its classes or series without certificates. The authorization does not affect shares of stock already represented by certificates until they are surrendered to the Corporation.

(b) Within a reasonable time after the issuance or transfer of shares of stock without certificates, the Corporation shall notify the owner of the uncertificated shares in writing of any information required to be stated on a certificate representing the shares (if such shares were certificated). Notwithstanding the foregoing, the Corporation is not required to send a notice to the owner of the uncertificated shares if: (i) the required information is included in the Certificate or these bylaws; and (ii) the owner of the uncertificated shares is provided with a copy of the Certificate and these bylaws.

Section 5.6 Expense of Issue. The Corporation may pay the expenses of selling or underwriting its shares, and of organizing or reorganizing the Corporation, from the consideration received for shares.

ARTICLE 6
INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 6.1 Indemnification.

(a) The Corporation may indemnify, to the fullest extent permitted by law, including, without limitation, the ABCL, any person who is or was a director or officer of the Corporation, and any director or officer of the Corporation (and any other person, as evidenced by a duly adopted resolution of the Board) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liability or other expenses incurred in connection with the defense of any proceeding, or of any claim, issue or matter in such proceeding, in which such director, officer or other person is a party because such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation in one of the capacities referred to above. If the amount, extent, or quality of indemnification permitted by law should be in any way restricted after the adoption of these bylaws, then the Corporation shall indemnify such persons to the fullest extent permitted by law as in effect at the time of the occurrence of the omission or the act giving rise to the claimed liability with respect to which indemnification is sought.

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(b) In connection with indemnification of officers, directors and other persons pursuant to Section 6.1(a) of these bylaws, the Corporation shall advance expenses to such persons as and to the extent permitted by law, including, without limitation, the ABCL.

(c) The Corporation may indemnify, and may advance expenses to, an employee or agent of the Corporation who is not an officer or director of the Corporation and any other person not described in Section 6.1(a) or 6.1(b) who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the same extent as provided in Section 6.1(a) of these bylaws with respect to officers and directors of the Corporation. Notwithstanding the foregoing, nothing contained in this Section 6.1(c) shall, or shall be deemed to, constitute or create an entitlement on the part of any employee or agent of the Corporation to be indemnified or to have expenses advanced to or for such employee’s or agent’s benefit.

(d) The indemnification and advancement of expenses pursuant to this Article 6 shall be in addition to, and not exclusive of, any other right that the person seeking indemnification may have under these bylaws, the Certificate, any separate contract or agreement or applicable law.

Section 6.2 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, partner, trustee, employee or agent of the Corporation, or any person who is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under applicable law.

Section 6.3 Survival of Right. Any right to indemnification or advancement of expenses provided by or granted pursuant to this Article 6 shall continue as to a person who has ceased to be a director, officer, employee or agent or to serve as a director, officer, partner, trustee, employee or agent of such other foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person. Any repeal or modification of this Article 6 which serves to restrict or lessen the rights to indemnification or advancement of expenses provided by this Article 6 shall be prospective only and shall not lessen the right to indemnification or advancement of expenses existing at the time of such repeal or modification with respect to liabilities arising out of claimed acts or omissions occurring prior to such repeal or modification.

ARTICLE 7
GENERAL

Section 7.1 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board.

Section 7.2 Distributions to Stockholders Except as restricted by the Certificate or the ABCL, the Board may authorize, and the Corporation may make distributions to its stockholders, including by way of purchase or redemption of shares of the Corporation, in the manner and upon the terms and conditions provided by the ABCL.

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Section 7.3 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

Section 7.4 Corporate Seal The Board shall select a corporate seal which shall have inscribed thereon the name of the Corporation, the words “Alabama” and “Corporate Seal,” and such seal may include the date of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

Section 7.5 Voting of Corporation’s Securities. Unless otherwise ordered by the Board, the chief executive officer or such other officer as may be designated by the Board or these bylaws, to act in the absence of the chief executive officer, shall have full power and authority on behalf of the Corporation to attend and to act and to vote, and to execute a proxy or proxies empowering others to attend and to act and to vote, at any meetings of security holders of any corporation in which the Corporation may hold securities, and at such meetings the chief executive officer, or such other officer of the Corporation, or such proxy shall possess and may exercise any and all rights and powers incident to the ownership of such securities, and which as the owner thereof the Corporation might have possessed and exercised, if present. The secretary or any assistant secretary may affix the corporate seal to any such proxy or proxies so executed by the chief executive officer, or such other officer, and attest the same. The Board by resolution from time to time may confer like powers upon any other person or persons.

ARTICLE 8
AMENDMENT OF BYLAWS

Section 8.1 Amendment by Board or Stockholders.

(a) The Board may amend or repeal these bylaws unless:

(i) the Certificate or the ABCL reserves this power exclusively to the stockholders in whole or in part; or

(ii) the stockholders in amending or repealing a particular bylaw provide expressly that the Board may not amend or repeal that bylaw.

(b) The stockholders may amend or repeal the bylaws even though the bylaws may also be amended or repealed by the Board.

Section 8.2 Bylaw Increasing Quorum or Voting Requirement for Stockholders.

(a) If authorized by the Certificate, the stockholders may adopt or amend a bylaw that fixes a greater quorum or voting requirement for stockholders (or voting groups of stockholders) than is required by the ABCL. The adoption or amendment of a bylaw that adds, changes, or deletes a greater quorum or voting requirement for stockholders must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

(b) A bylaw that fixes a greater quorum or voting requirement for stockholders under Section 8.2(a) may not be adopted, amended, or repealed by the Board.

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Section 8.3 Bylaw Increasing Quorum or Voting Requirement for Directors.

(a) A bylaw that fixes a greater quorum or voting requirement for the Board may be amended or repealed:

(i) if originally adopted by the stockholders, only by the stockholders;

(ii) if originally adopted by the Board, either by the stockholders or by the Board.

(b) A bylaw adopted or amended by the stockholders that fixes a greater quorum or voting requirement for the Board may provide that it may be amended or repealed only by a specified vote of either the stockholders or the Board.

(c) Action by the Board under Section 8.3(a)(ii) to adopt or amend a bylaw that changes the quorum or voting requirement for the Board must meet the same quorum requirement and be adopted by the same vote required to take action under the quorum and voting requirement then in effect or proposed to be adopted, whichever is greater.

IN WITNESS WHEREOF, the undersigned Secretary of the Corporation hereby certifies that these bylaws were approved by the Board on December 3, 2019 to be effective as of January 1, 2020 as the bylaws of the Corporation.

/s/ Michael D. Bentley
Michael D. Bentley, Secretary

HISTORY OF BYLAWS

October 20, 2006	–	Initial adoption of Bylaws by Board

November 4, 2010	–	Amended and Restated Bylaws adopted by Board

February 12, 2013	–	First Amendment to Amended and Restated Bylaws adopted by Board

January 1, 2020	–	Second Amended and Restated Bylaws adopted by Board

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First Amendment to the Second Amended and Restated Bylaws of

Serina Therapeutics, Inc.

The Second Amended and Restated Bylaws of Serina Therapeutics, Inc., an Alabama corporation (“Serina”) are hereby amended as follows:

1.	Section 3.3 of the Second Amended and Restated Bylaws is hereby amended in its entirety as follows:

“Section 3.3 Number and Election of Directors; Terms of Directors. The number of directors constituting the Board shall be no less than one nor more than nine, the exact number within such range to be determined by resolution of the Board. The minimum and maximum number of directors may be increased or decreased from time to time by resolution of the Board. The terms of the initial directors of the Corporation expire at the first stockholders’ meeting at which directors are elected. Thereafter, directors shall hold office until the next succeeding annual meeting of stockholders and until their successors shall have been elected and qualified.”

2.	The foregoing amendment to the Second Amended and Restated Bylaws of Serina was duly adopted in accordance with the provisions of the Certificate of Incorporation, the Second Amended and Restated Bylaws of Serina, and the laws of the State of Alabama.

3.	Except as expressly modified and amended herein, all terms and provisions of the Second Amended and Restated Bylaws of Serina shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned Secretary of the Corporation hereby certifies that this First Amendment to the Second Amended and Restated Bylaws was adopted by the Board on March 15, 2023.

/s/ Michael D. Bentley
Michael D. Bentley, Secretary

HISTORY OF BYLAWS

October 20, 2006	–	Initial adoption of Bylaws by Board
November 4, 2010	–	Amended and Restated Bylaws
February 12, 2013	–	First Amendment to Amended and Restated Bylaws
January 1, 2020	–	Second Amended and Restated Bylaws
March 15, 2023	–	First Amendment to the Second Amended and Restated Bylaws

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